UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 16, 2006

VECTREN UTILITY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Indiana	001-16739	35-2104850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Vectren Square, Evansville, Indiana	47741
(Address of principal executive offices)	(Zip Code)

(812) 491-4000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Vectren Utility Holdings, Inc. (the “Company”) plans to issue Insured Quarterly Notes due 2036 (the “Notes”). The Company’s timely payment of the regularly scheduled payments of the principal of and interest on the Notes when due and payments in connection with the redemption of the Notes at the option of representatives of deceased owners will be insured by a financial guaranty insurance policy issued by Financial Guaranty Insurance Company (“FGIC”) simultaneously with the delivery of the Notes.

The audited consolidated financial statements of FGIC and subsidiaries as of December 31, 2005 and 2004, and for the years ended December 31, 2005 and 2004 and the periods from December 18, 2003 through December 31, 2003 and from January 1, 2003 through December 17, 2003, are included in this Form 8-K as Exhibit 99.1. The unaudited consolidated financial statements of FGIC and subsidiaries as of June 30, 2006 and for the three and six month periods ended June 30, 2006 and 2005 are attached hereto as Exhibit 99.2. The audited consolidated financial statements of FGIC and subsidiaries as of December 31, 2005 and 2004 and for the years ended December 31, 2005 and 2004 and the periods from December 18, 2003 through December 31, 2003 and from January 1, 2003 through December 17, 2003 have been audited by Ernst & Young LLP. The consent of Ernst & Young LLP to the inclusion of their audit report on such financial statements in this Form 8-K and to their being referred to as “Experts” in the Prospectus Supplement relating to the Notes is attached hereto as Exhibit 23.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

23.1	Consent of Independent Registered Public Accounting Firm

99.1	Consolidated financial statements of FGIC and subsidiaries as of December 31, 2005 and 2004, and for the years ended December 31, 2005 and 2004 and the periods from December 18, 2003 through December 31, 2003 and from January 1, 2003 through December 17, 2003.

99.2	Consolidated financial statements of FGIC and subsidiaries as of June 30, 2006 and for the three and six month periods ended June 30, 2006 and 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTREN UTILITY HOLDINGS, INC. (Registrant)

Dated: October 16, 2006	By:	/s/ M. Susan Hardwick
M. Susan Hardwick Vice President and Controller